UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CONCORDE INTERNATIONAL GROUP LTD

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

3 Ang Mo Kio Street 62, #01-49 LINK@AMK

Singapore 569139

+65 2960802

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, par value $0.00001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-281799

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of Class A ordinary shares, par value US$0.00001 per share, of Concorde International Group Ltd (the “Registrant”) to be registered is set forth under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-281799) originally filed with the Securities and Exchange Commission on August 27, 2024, as amended by any pre-effective amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORDE INTERNATIONAL GROUP LTD

Dated: April 21, 2025	By:	/s/ Swee Kheng Chua
		Name:	Swee Kheng Chua
		Title:	Chief Executive Officer and Chairman

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